Consent of Independent Registered Public Accounting Firm


We consent to the reference to our firm under the captions "Fund Service Providers", "Financial Highlights" and "Independent Registered Public Accounting Firm" in the Prospectus and "Miscellaneous Information - Independent Registered Public Accounting Firm" in the Statement of Additional Information, and to the incorporation by reference of our report dated October 26, 2010 on the August 31, 2010 financial statements of the Guggenheim Airline ETF, Guggenheim China All-Cap ETF, Guggenheim China Technology ETF, Guggenheim EW Euro-Pacific LDRs ETF, Guggenheim Solar ETF and Guggenheim S&P Global Water Index ETF in the Registration Statement (Form N-1A) and related Prospectus and Statement of Additional Information of the Claymore Exchange-Traded Fund Trust 2 filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 75 to the Registration Statement under the Securities Act of 1933 (Registration No. 333-135105) and Amendment No. 77 under the Investment Company Act of 1940 (Registration No. 811-21910).

/s/ Ernst & Young LLP

Chicago, Illinois
December 22, 2010